THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (this "Third Amendment") is entered into as of June 8, 2026 (the "Third Amendment Effective Date") by and between Maria Stan, an individual and resident of the State of New York, (the "Employee") and LifeMD, Inc. (formerly known as Conversion Labs, Inc.), (the "Company"), a Delaware Corporation. The Employee and the Company are also each hereinafter referred to individually as a "Party" and together as the "Parties".

RECITALS

WHEREAS, on March 15, 2021 ("Employment Agreement Effective Date"), the Company and the Employee entered into an Employment Agreement (the "Employment Agreement") whereby Employee was hired to serve the Company in the capacity as Corporate Controller, with a base salary of $200,000, a Target Bonus of 20% of Base Salary, an equity grant of 90,000 options subject to monthly vesting over a period of 36 months, and 12,500 restricted shares (3,125 shares vesting immediately, and 9,375 shares (of which 6,250 shares have already vested) vesting in three equal installments of 3,125 vesting on each of March 15, 2022, March 15, 2023, and March 15, 2024);

WHEREAS, on February 4, 2022, the Company and the Employee entered into a First Amendment To The Employment Agreement (the "First Amendment") to: (i) increase the total equity compensation to include up to 15,000 time-vested shares of the Company's common stock (of which 10,000 shares have already vested) and up to 50,000 performance-based shares of the Company's common stock, subject to vesting upon the achievement of certain milestones as described in more detail therein; (ii) change Employee's title to Controller and Principal Accounting Officer; and (iii) add an express indemnification provision and agreement.

WHEREAS, on or about May 11, 2022, the Company changed Employee's base salary to $230,000.

WHEREAS, on or about May 1, 2023, the Company changed Employee's base salary to $264,500.

WHEREAS, the Company granted the Employee 100,000 "restricted shares" of the Company's Common Stock, subject to the conditions, as set forth in Employee's November 7, 2023 Second Amendment to Employment Agreement with the Company ("Second Amendment") and a Restricted Share Agreement of that date.

WHEREAS, the Company previously granted the Employee (as time-deferred from the Second Amendment, pending available equity in the Company ESOP) an additional 100,000 "restricted shares" of the Company's Common Stock, which was issued on March 06, 2025 pursuant a Restricted Share Agreement of that date, and subject to the conditions as set forth in Employee's Second Amendment, including but not limited to the currently unvested: (i) "20,000 restricted shares vest upon the healthcare business achieving $200,000,000 in net revenue with a

10% adjusted EBITDA margin, on or before December 31, 2027." ("First Tranche of 20,000 Unvested, Company-Performance RSUs");

WHEREAS, on or about March 31, 2025, the Company granted the Employee an additional 50,000 "restricted shares" of the Company's Common Stock pursuant a Restricted Share Agreement of that date, including but not limited to the currently unvested: (i) "20,000 RSUs vest on 01/01/27.") ("Solo Tranche of 20,000 Unvested, Time-Vesting RSUs") and (ii) "10,000 restricted shares vest upon the healthcare business achieving $200,000,000 in net revenue with a 10% adjusted EBITDA margin, on or before December 31, 2027" ("Second Tranche of 10,000 Unvested, Company-Performance RSUs").

WHEREAS, on or about March 31, 2025, as part of the annual merit review process, the Company increased the Employee's Base Salary from $285,000 to $335,000 per year, and the Employee's annual Bonus Target remained at 35%.

WHEREAS, the Parties desire to further amend the Employment Agreement and Amendments thereto to better correlate with the Company's revised Executive Compensation, revised Corporate Bonus, and new, annual Long Term Incentive Plan (LTIP) grant structure, as described in more detail below.

WHEREAS, for avoidance of doubt, other than the amendments set forth below in this Third Amendment, all other provisions of the Employment Agreement (as amended by the First and Second Amendment) remain in effect today and moving further, unless and until amended in the future.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendments. The Employment Agreement shall be further amended as follows, in accordance with the terms and conditions of Section 8 thereof:

a. Base Salary:

Effective June 8, 2026, Employee's Base Salary increases to $375,000.

b. Bonus Target:

Employee's annual Bonus Target remains at 35% of Base Salary. In 2027, unless otherwise determined by the Company's Compensation Committee of the Board of Directors, a Bonus will only be paid if material weaknesses are eliminated from LifeMD's 2026 audited financial statements. Any Bonus amount to be paid will be determined pursuant to the Company's Annual Cash Performance Bonus Plan, as approved by the Company's Compensation Committee of the Board of Directors. For C-level executives (*i.e.*, including Employee), the Bonus award determination will be 100% tied to corporate performance metrics, which in turn are weighted to revenue and EBITDA performance components relative to the Board-approved annual budget. The Bonus payout curve will range from 0% to 200% of the Bonus Target, depending upon the Company's performance.

Additional details concerning any Bonus amount to be paid will be communicated at the time of such Bonus award determination.

c. New Target Long Term Incentive Plan (LTIP)

The following is conditional upon the approval by the stockholders of the Company of the Plan at the annual meeting to be held on June 12, 2026. Employee's Total Compensation is defined as Base Salary + Bonus Target + Value of Target LTI Award.

- **Employee's Target LTI Award** = 35% of Employee's Total Compensation
- **Employee's Value of Target LTI Award in 2026** = $272,596
- **Employee's Target LTI Award in 2026** = 42,748 RSUs

  [*using the 12-month average closing price of $6.3768 for LFMD as of 05/02/26*]

The actual LTI Award will be split into: (i) 50% Time-Based RSUs (21,374 TRSUs) and (ii) 50% Performance-Based RSUs (21,374 Target PRSUs), to be issued pursuant to and in accordance with the metrics and further details set forth in the attached, respective TRSU and PRSU Award Agreements.

d. Continued Pending Vesting And One-Time Exchange Of Unvested RSUs

The Solo Tranche of 20,000 Unvested, Time-Vesting RSUs, as well as the First Tranche of 20,000 Unvested, Company-Performance RSUs and the Second Tranche of 10,000 Unvested, Company-Performance RSUs, will continue or be exchanged as follows:

- *Continued Pending Vesting*: The Solo Tranche of 20,000 Unvested, Time-Vesting RSUs will continue to pending vesting on 01/01/27; and
- *Exchange*: Employee has elected to exchange the First and Second Tranches of Unvested, Company-Performance RSUs, totaling 30,000 RSUs, to be awarded pursuant to the Company's new Long Term Incentive Plan (LTIP)—*i.e.*, 15,000 TRSUs and 15,000 Target PRSUs, to be issued pursuant to and in accordance with the metrics and further details set forth in the attached, respective TRSU and PRSU Award Agreements.

2. Governing Law; Jurisdiction. This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal proceeding arising out of or based upon this Third Amendment shall be instituted in the federal courts or the courts of the State of New York and each party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

3. Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

[signature on next page]

IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this Third Amendment to the Employment Agreement provided herein(b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this Third Amendment to the Employment Agreement.

EXECUTED as of the Third Amendment Effective Date, as set forth above.

LIFEMD, INC.

By: Justin Schreiber, Chairman & CEO

EMPLOYEE

DocuSigned by:
Maria Stan
1EFE7984GCD24AA

By: Maria Stan, Chief Accounting Officer and Controller